Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-281750 and 333-275002 on Form F-3 and Registration Statement Nos. 333-259489 and No. 333-266868 on Form S-8 of Chemomab Therapeutics Ltd. of our report dated August 11, 2026, relating to the financial statements of Scipher Medicine Corporation incorporated in this Current Report on Form 6-K dated November 3, 2026.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

November 3, 2026